EXHIBIT 99.2
WAIVER OF REGISTRATION RIGHTS AND NOTICE

This Waiver of Registration Rights and Notice, dated as of January 12, 2026, (this "Waiver") is entered into by and among Alamar Biosciences, Inc. (the "Company") and the undersigned stockholders of the Company.

The undersigned stockholders of the Company are parties to that certain Amended and Restated Investors' Rights Agreement, by and among the Company and the persons and entities referenced therein, dated as of February 21, 2024 (as amended and/or restated from time to time, the "Rights Agreement"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Rights Agreement.

The undersigned understands that the Company is considering the sale of Common Stock to the public through a firm commitment underwritten initial public offering under the Securities Act (the "Offering"), pursuant to a Registration Statement on Form S-1 and any related registration statement filed pursuant to Rule 462(b) of the Securities Act (as the same may be amended or supplemented, the "Registration Statement"), to be filed with the Securities and Exchange Commission.

Pursuant to Section 2.2 of the Rights Agreement, the undersigned and each other holder of outstanding Registrable Securities who is party to the Rights Agreement (each, a "Holder") has, under certain circumstances the right to be notified if the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of such securities and to include in such registration statement all of the Registrable Securities that each such Holder has requested to be included in such registration, subject to certain limitations (the "Registration Rights").

In connection with the Offering and the preparation and filing of the Registration Statement, the undersigned understands that the Company is requesting the waiver of the Registration Rights with respect to the Registration Statement, as well as a waiver of any further rights to notice with respect to the Registration Statement under the Rights Agreement or otherwise (the "Notice Rights").

WAIVER

The undersigned has been requested to waive his, her or its Registration Rights and Notice Rights in connection with the Offering. The undersigned desires to facilitate a successful Offering and hereby waives, for and on behalf of all Holders, the Registration Rights in connection with any offering to be made pursuant to the Registration Statement, as well as any Notice Rights with respect to the foregoing.

The undersigned understands and acknowledges that, pursuant to Section 4.7 of the Rights Agreement, the Registration Rights and the related Notice Rights of all Holders may be waived with the written consent of (i) the Company and (ii) the holders of the Preferred Majority. The undersigned further acknowledges that this Waiver shall apply only to any Offering to be made pursuant to the Registration Statement, so long as Registration Statement has been declared effective by October 31, 2026, and will not affect the undersigned's Registration Rights, Notice Rights or any other rights in connection with any registration statements other than the Registration Statement. Except as expressly waived, all other terms and conditions of the Rights Agreement shall remain in full force and effect.

The undersigned understands and acknowledges that the Company will proceed with the Offering and the preparation and filing of the Registration Statement in reliance on this Waiver and in connection therewith, the undersigned hereby represents and warrants to the Company that (i) the undersigned has the full right, power and authority to execute and deliver this Waiver, (ii) this Waiver has been duly executed and delivered by the undersigned and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and (B) for limitations imposed by general principles of equity.

This Waiver may be executed and delivered in multiple counterparts (including facsimile, PDF or other electronic counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

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SIGNATURE PAGE TO WAIVER OF REGISTRATION RIGHTS AND NOTICE

IN WITNESS WHEREOF, the parties hereto have executed this WAIVER OF REGISTRATION RIGHTS AND NOTICE as of the date set forth in the first paragraph hereof.

COMPANY:

ALAMAR BIOSCIENCES, INC.

By: /s/ Yuling Luo, Ph.D.
Name: Yuling Luo, Ph.D.
Title: Chief Executive Officer

SIGNATURE PAGE TO WAIVER OF REGISTRATION RIGHTS AND NOTICE

IN WITNESS WHEREOF, the parties hereto have executed this WAIVER OF REGISTRATION RIGHTS AND NOTICE as of the date set forth in the first paragraph hereof.

HOLDER:

SANDS CAPITAL LIFE SCIENCES PULSE FUND II, L.P.

By: Sands Capital Life Sciences Pulse Fund II-GP, L.P., its general partner
By: Sands Capital Life Sciences Pulse Fund II-GP, LLC, its general partner
By: /s/ Jonathan Goodman
Name: Jonathan Goodman
Title: General Counsel

Docusign Envelope ID: 20C95CF0-7292-4C3B-83B6-7C03F58B32B5